This Order was filed by Conyers Dill & Pearman LLP, Attorneys-at-Law for the Company herein whose address for service is 2nd Floor, Six, Cricket Square, Hutchins Drive, PO Box 2681, George Town, Grand Cayman, KY1-1111. IN THE GRAND COURT OF THE CAYMAN ISLANDS FINANCIAL SERVICES DIVISION CAUSE NO. FSD 3 OF 2022 (IKJ) IN THE MATTER OF SECTION 86 OF THE COMPANIES ACT (2021 REVISION) AND IN THE MATTER OF ATLAS FINANCIAL HOLDINGS, INC ___________________ SANCTION ORDER ____________________ UPON HEARING the Petition presented by ATLAS FINANCIAL HOLDINGS, INC (the “Company”) on 4 January 2022 seeking sanction of a scheme of arrangement AND UPON HAVING READ the Petition dated 4 January 2022 and the evidence filed in support AND UPON hearing Counsel for the Petitioner THIS COURT HEREBY SANCTIONS the Scheme of Arrangement, a copy of which is annexed hereto, pursuant to section 86(2) of the Companies Act (2022 Revision) so as to be binding on the Petitioner and the Scheme Creditors (as defined therein) AND IT IS HEREBY ORDERED AND DIRECTED AS FOLLOWS: 1. The Petitioner do deliver a sealed copy of this Order to the Registrar of Companies. Dated this 25th day of February 2022 Filed this 25th day of February 2022 ___________________________ THE HON. JUSTICE KAWALEY JUDGE OF THE GRAND COURT

IN THE GRAND COURT OF THE CAYMAN ISLANDS FINANCIAL SERVICES DIVISION CAUSE NO: FSD 3 of 2022 (IKJ) IN THE MATTER OF THE COMPANIES ACT (2021 REVISION) AND IN THE MATTER OF ATLAS FINANCIAL HOLDINGS, INC. SCHEME OF ARRANGEMENT (under section 86 of the Companies Act (2021 Revision)) BETWEEN ATLAS FINANCIAL HOLDINGS INC. AND THE SCHEME CREDITORS (as defined below)

CONTENTS 1 DEFINITIONS 3 2 INTERPRETATION 7 3 THE SCHEME EFFECTIVE DATE 8 4 RESTRUCTURING EFFECTIVE DATE 8 5 LONGSTOP DATE 9 6 RELEASES AND EXCULPATION 9 7 FUTURE LIQUIDATION 9 8 APPLICATION TO THE CAYMAN COURT FOR DIRECTIONS 10 9 FOREIGN REPRESENTATIVE 10 10 MODIFICATION 10 11 NOTICES 10 12 THIRD PARTIES 10 13 MISCELLANEOUS 10 14 GOVERNING LAW AND JURISDICTION 11

1 DEFINITIONS In this Scheme, the following terms shall, unless the context otherwise requires, have the following meanings: Advisers means collectively: (i) DLA Piper (US) LLP; and (ii) Conyers Dill & Pearman LLP Affiliates means in relation to any Person, its current and former direct and indirect subsidiaries, subsidiary undertakings, parent companies, holding companies, partners, equity holders, members and managing members and any of their respective Affiliates or any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person Business Day means any day on which banks are open for general business in the Cayman Islands and New York Cayman Court means the Grand Court of the Cayman Islands Chapter 15 Order means the order of the U.S. Bankruptcy Court granting the recognition and enforcement of this Scheme and certain related relief Chapter 15 Proceedings means the proceedings commenced by the Issuer by filing the petitions under Chapter 15 of the U.S. Bankruptcy Code seeking recognition and enforcement of this Scheme as a "foreign main proceeding" or a "foreign non main proceeding" as the case may be and certain related relief Claim means all and any actions, causes of action, claims, counterclaims, suits, debts, sums of money, accounts, contracts, agreements, promises, contribution, indemnification, damages, judgments, executions, demands or rights whatsoever or howsoever arising, whether present, future, prospective or contingent, known or unknown, whether or not for a fixed or unliquidated amount, whether or not involving the payment of money or the performance of an act or obligation or any failure to perform any obligation or any omission, whether arising at common law, in equity or by statute in or under the laws of the Cayman Islands or New York or under any other law or in any other jurisdiction howsoever arising and "Claims" shall be construed accordingly Clearing Systems means the Depositary Trust Company and the direct and indirect participants thereof Companies Act means the Companies Act (2021 Revision) of the Cayman Islands Consenting Noteholder(s) means each Scheme Creditor that is or becomes a party to the Restructuring Support Agreement Consenting Notes means all Notes held by a Consenting Noteholder from time to time Contracts (Rights of Third Parties) Act means the Contracts (Rights of Third Parties) Act 2014 as applicable in the Cayman Islands Explanatory Statement means the explanatory statement in relation to this Scheme pursuant to Order 102, Rule 20(4) of the Cayman Islands Grand Court Rules 1995 (Revised Edition) Governmental Authority means any nation or government (including the Cayman Islands and the United States), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any multilateral or supranational entity Indenture means the indenture governed by the laws of the State of New York dated 26 April 2017, as amended or supplemented from time to time, among the Issuer and the Indenture Trustee in its capacity as indenture trustee Indenture Trustee means Wilmington Trust of 1100 North Market Street, Wilmington, DE 19890 acting solely in its capacity as indenture trustee Information Agent means Donlin, Recano & Company, Inc. Information Agent Website means the website set up for Scheme Creditors by the Information Agent at: https://www.donlinrecano.com/Clients/afh/Index Issuer means Atlas Financial Holdings, Inc. a Cayman Islands exempted company limited by shares

Liability means any debt, liability or obligation whatsoever whether it is present, future, prospective or contingent, known or unknown whether or not its amount is fixed or undetermined, whether or not it involves the payment of money or the performance of an act or obligation and whether it arises at common law, in equity or by statute, in or under the laws of the Cayman Islands or New York or in any other jurisdiction, or in any other manner whatsoever and "Liabilities" shall be construed accordingly Longstop Date means March 1, 2022, as may be extended in writing by the Issuer and the Requisite Consenting Noteholders in accordance with the Restructuring Support Agreement New Notes means US$25,000,000 in aggregate nominal principal amount of senior unsecured notes issued pursuant to the Second Supplemental Indenture with a coupon of 6.625% per annum if paid in cash and 7.25% if paid in kind (at the Company’s option, which option the Company shall have for any interest payments due for the period up to two years after the date of issuance of the New Notes) and with a maturity date of April 27, 2027 Notes means US$25,000,000 in aggregate nominal principal amount of senior unsecured notes with a coupon of 6.625% with a final legal maturity date of 26 April 2022 issued pursuant to the terms of the Indenture Noteholders means with respect to any Note, the Person that is the registered holder of a beneficial interest in the principal of such Note Person means any individual, corporation, company, limited liability company, partnership, joint venture trust, estate, unincorporated association, Governmental Authority or other entity of whatever nature Personnel means, in relation to any legal entity, its current and former officers, partners, directors, employees, staff, agents, counsel and other representatives Protected Parties means: (i) the Issuer; (ii) the Indenture Trustee; (iii) the Security Agent; and (iv) the Advisers (including their

Personnel and Affiliates) and each of their predecessors, successors and assigns Registrar of Companies means the Registrar of Companies in the Cayman Islands (including any deputy registrar and/or assistant registrar or similar) appointed under the Companies Act Releasing Parties means each Scheme Creditor on behalf of itself and each of its predecessors, successors and assigns, the Indenture Trustee and the Issuer Requisite Consenting Noteholder as of the date of determination, Consenting Noteholders holding at least thirty percent (30%) of the aggregate principal amount of the Consenting Notes Restructuring means (i) any and all steps taken by the Indenture Trustee since 26 April 2017 in connection with the Notes; (ii) the negotiation, execution, performance or implementation of the Restructuring Support Agreement; (iii) the negotiation, execution, performance or implementation of this Scheme; and (iv) the issuance of the New Notes Restructuring Documents means the Second Supplemental Indenture, this Scheme (including any ancillary documents to the Scheme) and the Explanatory Statement Restructuring Effective Date means (i) the Business Day on which the Issuer gives notice to the Scheme Creditors through the Information Agent Website that the Scheme Conditions have been satisfied; and (ii) the time at which the Sanction Order is filed with the Registrar of Companies Restructuring Support Agreement means the restructuring support agreement dated 31 August 2021 by and among the Issuer and each Consenting Noteholder Sanction Hearing means the hearing of the Cayman Court, including any adjournment thereof, for the purpose of sanctioning this Scheme Sanction Order means the order of the Cayman Court sanctioning this Scheme pursuant to section 86(2) of the Companies Act Scheme means this scheme of arrangement between the Company and the Scheme Creditors proposed to be made under section 86 of the Companies Act in its present form or with, or subject to, any modification, addition or condition which the Cayman Court may think fit to approve or impose, as appropriate Scheme Conditions means those conditions set out in clause 4.1 of this Scheme Scheme Creditor means a Noteholder as reflected on the records of the Clearing Systems on the Voting Record Date and “Scheme Creditors” has a corresponding meaning Scheme Effective Date means the date on which the Sanction Order for the Scheme has been filed with the Registrar of Companies Security Agent means Sheridan Road Partners, LLC of 157 Columbus Avenue, 5th Floor, New York, New York 10023 and its successors and assigns from time to time Second Supplemental Indenture means the second supplemental Indenture between the Issuer and the Indenture Trustee in its capacity as indenture trustee as set out in Annex A to this Scheme, as may be further amended or supplemented from time to time U.S. Bankruptcy Code means Title 11 of the United States Code, as in effect on the Restructuring Effective Date U.S. Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York Voting Record Date means 4pm (EST) on 15 February 2022 2 INTERPRETATION In this Scheme, unless the context otherwise requires or otherwise expressly provides for: a company is a "subsidiary" of another company, its "holding company", if that other company (i) holds a majority of the voting rights in it; (ii) is a member of it and has the right to appoint or remove a majority of its board of directors; or (iii) is a member of it and controls alone, or pursuant to an agreement with other members, a majority of the voting rights in it, or it is a subsidiary of a company that is itself a subsidiary of that other company; references to "clauses" and "annexes" are references to the clauses and annexes of this Scheme; references to a statute or statutory provision include the same as subsequently modified, amended or re-enacted from time to time; the singular includes the plural and vice versa and words importing one gender shall include all genders; headings are for ease of reference only and shall not affect the interpretation of this Scheme; to the extent that there shall be any conflict of inconsistency between the terms of this Scheme and the Explanatory Statement then the terms of this Scheme will prevail; references to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced, and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto; references to US$ are references to the lawful currency of the United States; unless otherwise specified, references to times and dates are to times and dates in the Cayman Islands; and "including", "includes" and "included" shall be construed without limitation. 3 THE SCHEME EFFECTIVE DATE On the Scheme Effective Date: the Scheme shall become effective in accordance with its terms and be binding on all Scheme Creditors and the Issuer; and the Indenture Trustee is instructed and directed by the Scheme Creditors to execute the Second Supplemental Indenture and deliver the Second Supplemental Indenture into escrow. 4 RESTRUCTURING EFFECTIVE DATE The Restructuring Effective Date will occur on the Business Day on which the Issuer gives notice to the Scheme Creditors through the Information Agent Website that the following conditions have been satisfied: the Sanction Order has been granted and the Scheme Effective Date has occurred; the Second Supplemental Indenture has been executed and is held in escrow; and the Chapter 15 Order has been entered by the U.S. Bankruptcy Court, (each a "Scheme Condition"). On the Restructuring Effective Date the:

Second Supplemental Indenture, as set out in Annex A to this Scheme, will become effective; and Issuer shall issue the New Notes in exchange for the cancellation of the Notes. With effect from the Restructuring Effective Date each Scheme Creditor irrevocably covenants with the Issuer and the Indenture Trustee for the benefit of each of the Protected Parties, to the extent permitted by law, that it will not act other than in accordance with the Second Supplemental Indenture and this Scheme. 5 LONGSTOP DATE If the Restructuring Effective Date has not occurred by the Longstop Date, the Issuer may, with the prior written consent of the Requisite Consenting Noteholders, extend the Longstop Date. If the Restructuring Effective Date has not occurred by the Longstop Date, as may be extended pursuant to clause 5.1, any Restructuring Documents held in escrow shall be promptly destroyed by or on behalf of the Issuer and shall have no further force or effect. 6 RELEASES AND EXCULPATION With effect from the Restructuring Effective Date the Releasing Parties to the fullest extent permitted by law, shall and shall be deemed to completely and forever release, waive, void, acquit, forgive, extinguish and discharge unconditionally each of the Protected Parties from any and all Claims and/or Liabilities arising or resulting from the Protected Parties' involvement in this Scheme and/or the Restructuring, except for Claims and/or Liabilities arising out of: any fraud, gross negligence or wilful default; and any material breach by a Protected Party of its express obligations or representations in the Restructuring Support Agreement, this Scheme, the Restructuring Documents or arising from the Chapter 15 Order. With effect from the Restructuring Effective Date the Releasing Parties to the fullest extent permitted by law, shall and shall be deemed to completely and forever release and waive any Claim and/or Liability they may have under the Notes. The parties to this Scheme may not rescind or vary any term of this clause 6 with respect to a Protected Party without the prior written consent of such Protected Party. None of the Releasing Parties shall commence or continue, or instruct, direct or authorize any other person to commence or continue, any proceeding in respect of Claims or Liabilities that have been released in accordance with clause 6. 7 FUTURE LIQUIDATION This Scheme shall be unaffected by any present or future liquidation of the Issuer (including, for the avoidance of doubt, any provisional liquidation of the Issuer) and shall in those circumstances remain in force according to its terms.

8 APPLICATION TO THE CAYMAN COURT FOR DIRECTIONS Without prejudice to any rights that the Issuer and the Noteholders might otherwise have in connection with this Scheme or any aspect of it, the Issuer and the Noteholders shall be entitled to make an application to the Cayman Court for directions at any time in connection with any matter arising under or in relation to this Scheme. 9 FOREIGN REPRESENTATIVE The Issuer shall be appointed and authorised to act as the representative of the Issuer on and in connection with the Chapter 15 Proceedings. 10 MODIFICATION The Issuer may, at or in connection with the Sanction Hearing with the consent of the Requisite Consenting Noteholders, implement on behalf of all Scheme Creditors any modification of, or addition to, this Scheme and/or the Restructuring Documents or any terms or conditions that the Cayman Court may think fit to approve or impose. However, if such modifications, additions, terms or conditions could reasonably be expected directly or indirectly to have a material adverse effect on the rights or interests of any Scheme Creditor under this Scheme, then the Issuer shall not give such consent without the prior written consent of such affected Scheme Creditor. 11 NOTICES Any notice or other written communication to be given under or in relation to this Scheme shall be given in writing and shall be deemed to have been duly given if it is given in accordance with the terms of the Indenture. The accidental omission to send any notice, written communication or other document in accordance with this clause 11, or the non-receipt of any such notice by any Scheme Creditor, shall not affect the provisions of this Scheme. The Issuer or the Indenture Trustee shall not be responsible for any loss or delay in the transmission of any notice or other documents or payments posted by or to any Scheme Creditors which shall be posted at the risk of such Scheme Creditors. 12 THIRD PARTIES Subject to clause 12.2, no person who is not a party to this Scheme has any right under the Contracts (Rights of Third Parties) Act 2014 to enforce any of its terms. The Protected Parties may enforce this Scheme in accordance with the Contracts (Rights of Third Parties) Act 2014. 13 MISCELLANEOUS If at any time any provision of this Scheme is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Scheme shall be affected or impaired. 14 GOVERNING LAW AND JURISDICTION This Scheme and any non-contractual obligations arising out of or in connection with this Scheme shall be governed by, and this Scheme shall be construed in accordance with, the laws of Cayman Islands. The Cayman Court shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of the Explanatory Statement or any provision of this Scheme or its implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme. The U.S. Bankruptcy Court shall retain jurisdiction with respect to the enforcement, amendment or modification of the Chapter 15 Proceedings and the Chapter 15 Order. Each of the Scheme Creditors irrevocably submits to the jurisdiction of the Cayman Court for the purposes of clause 14.1, provided, however, that nothing in this clause 14 shall affect the validity of other provisions determining governing law and jurisdiction as between the Indenture Trustee, the Issuer and any of the Scheme Creditors, whether contained in any contract (which includes, without limitation, the Indenture and the Second Supplemental Indenture) or otherwise. For the avoidance of doubt, nothing in clause 14.1 shall affect (i) the ability of any Scheme Creditor or the Indenture Trustee to enforce any rights it may have under the Second Supplemental Indenture in accordance with the terms of such documents and (ii) the ability of the Issuer to enter into reorganization, liquidation or restructuring proceedings in any jurisdiction.